MANAGEMENT AGREEMENT
                              --------------------

      THIS MANAGEMENT AGREEMENT (the "AGREEMENT") is made as of the 3rd day of January, 2000 (the "MANAGEMENT ASSUMPTION DATE") by and between Meeting Maker, Inc., a company organized under the laws of the Cayman Islands, with its principal office at 880 Winter Street, Building Four, Waltham, Massachusetts 02451-1449 (the "BUYER") and ON Technology Corporation, a Delaware corporation with its principal office at 880 Winter Street, Building Four, Waltham, Massachusetts 02451-1449 (the "COMPANY").


                              Preliminary Statement
                              ---------------------

      WHEREAS, the Company owns, licenses and supports computer software known as Meeting Maker, together with certain rights and other assets related to the foregoing, as more fully described in the Asset Purchase Agreement referenced in the next paragraph (the "ACQUIRED BUSINESS").

      WHEREAS, subject to the terms and conditions of the Asset Purchase Agreement by and between the parties of even date herewith (the "ASSET PURCHASE AGREEMENT"), the Buyer desires to purchase, and the Company desires to sell, all of the assets comprising the Acquired Business. Capitalized terms that are used but not otherwise defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement.

      WHEREAS, except for approval by the shareholders of the Company to the transactions contemplated by the Asset Purchase Agreement (the "SHAREHOLDER APPROVAL"), and a cash settlement at the Closing with respect to the Guaranteed Receivables, all conditions to the Closing have been satisfied.

      WHEREAS, certain of the Closing Deliveries have been placed in escrow pursuant to the Escrow Agreement (Management Assumption).

      WHEREAS, subject to the terms and conditions of this Agreement, the Buyer desires to acquire, and the Company desires to grant, actual possession of, operating control of, and the right to manage and operate the Acquired Business, pending Shareholder Approval and the Closing.

      WHEREAS, the Board of Directors of the Company has determined that the Buyer's management of the Acquired Business prior to the Closing in accordance with this Agreement is in the best interests of the Company's shareholders.

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

      1.    Transfer of Acquired Business.


            1.1 Management of Acquired Business. Subject to and upon the terms and conditions of this Agreement, the Company hereby grants and conveys, and the Buyer hereby acquires and accepts, actual possession of, operating control of and authority to manage the Acquired Business, exclusive of the Guaranteed Receivables and any amounts collected with respect thereto, during the term of this Agreement (subject to Section 4.10 below). So long as the Buyer shall comply with this Agreement, under no circumstances shall the Company participate in, control or influence the management of the Acquired Business during the term of this Agreement.

      In furtherance of the foregoing, but in each case solely in connection with the Buyer's management of the Acquired Business, during the term of this
Agreement:

                  (a) the Company hereby grants to the Buyer a royalty free license of the Meeting Maker software products;

                  (b) the Company hereby grants to the Buyer a royalty-free license to the Buyer's rights under the Contracts;

                  (c) the Company hereby makes available to the Buyer all of the Transferred Employees;

                  (d) the Company hereby authorizes the Buyer to sell, dispose and otherwise deal with Inventory and to collect the accounts receivable generated as a result thereof for the Buyer's own benefit, subject to Section
3.2 hereof; and

                  (e) the Company hereby grants to the Buyer the right to generate additional inventory and accounts receivable, for its own account, subject to Section 3.2 hereof.

            1.2 Excluded Assets. For greater certainty, the assets listed on
Schedule 1.1B to the Asset Purchase Agreement (the "EXCLUDED ASSETS") shall be excluded from the Acquired Assets.

            1.3 Accounting for Transfer. The parties shall account for the transfer of the management of the Acquired Business in accordance with United States Generally Accepted Accounting Principles, to reflect the terms of this Agreement, including, but not limited to, accounting for all profits and losses of the Acquired Business during the term of this Agreement for the account of the Buyer.

      2. Nature of Relationship. In the performance of this Agreement, it is mutually understood and agreed that the Buyer is at all times acting and performing as an independent contractor with, and not as the employee or agent of the Company, and no act, or failure to act, by any party hereto shall be construed to make or render the other party its partner, joint venturer, employee or associate or to afford any rights to any third party other than as expressly provided herein.

      3.    Term of Agreement.

            3.1 Termination. This Agreement shall become effective as of the date hereof and shall terminate only upon the earliest of:

                  (a) delivery to the Escrow Agent of the Opinion Release Instructions; or

                  (b) the consummation of a transaction pursuant to a third party offer, as provided for in Section 5.6 of the Asset Purchase Agreement; or

                  (c) May 31, 2000.

            The date of the first occurrence described in Section 3.1(a) or (b) is referred to herein as the "TERMINATION DATE."

            3.2 Effect of Termination.

                  (a) Termination of this Agreement shall not release or discharge either party from any obligation, debt or liability that shall have previously accrued and remains to be performed upon the effective date of termination.

                  (b) In the event of termination of this Agreement pursuant to
Section 3.1(a), all right, title and interest of the Company in the Acquired Business shall vest in the Buyer, as set forth in the Asset Purchase Agreement.

                  (c) In the event of termination of this Agreement pursuant to
Section 3.1(b) or 3.1(c), (i) on the Termination Date the Buyer shall deliver to the Company those assets (including any unsold Inventory and new inventory and tangible personal property) as are set forth on Schedule 2.7(b) and Schedule
2.15 that constitute the Acquired Business on the Termination Date, together with Excess Inventory, as set forth in clause (iii) below; provided, however, that the aggregate book value of the delivered Inventory and new inventory shall be $78,000, (ii) the Buyer and the Company shall use their best efforts to efficiently and effectively re-transfer the management of the Acquired Business from the Buyer to the Company, and (iii) the Company shall purchase from the Buyer all inventory generated by the Acquired Business having a value as of the Termination Date in excess of $78,000, as such excess value is determined by the Buyer and the Company within 30 days following the Termination Date on the basis of the report or reports issued by the fulfillment houses ("EXCESS INVENTORY"); provided, however, that in no event shall the Company be required to purchase Excess Inventory having a value greater than $10,000. If the value of the assets of the Acquired Business that are to be delivered to the Company pursuant to
Section 3.2(c)(i) are less than $769,000, then the Buyer shall remit to the Company a cash payment of any such deficiency. If the value of the assets are greater than $769,000, the Company shall remit to the Buyer a cash payment of any such excess.

      4.    Rights and Obligations of the Buyer and the Company.

            4.1 Revenue of Acquired Business; Collection of Accounts Receivable. The Buyer shall retain all revenues from the operation of the Acquired Business during the term of this Agreement. Any such revenues inadvertently received by the Company during the term of this Agreement, other than collections of Guaranteed Receivables (which shall be treated as set forth in the Asset Purchase Agreement and Section 4.10 below), shall be transferred, as promptly as is practicable, from the Company to the Buyer. Any Guaranteed Receivables inadvertently received by the Buyer during the term of this Agreement shall be transferred, as promptly as is practicable, from the Buyer to the Company.

            4.2 Operating Costs and Expenses of Acquired Business. The Buyer shall be responsible for all liabilities, claims, defects, damages, casualties, costs and expenses (whether latent or patent, foreseen or unforeseen) incurred or accrued in connection with the Acquired Business during the term of this Agreement, including, but not limited to, all costs of equipment, repair and supplies, liability and property insurance related to the Acquired Assets, and all personal and real property lease payments (including specifically, but without limitation, that certain Sub-sublease Agreement by and between the Buyer and the Company, dated even date herewith), license fees, advertising and marketing costs, experts fees (including attorneys' and accountants' fees), development costs and other costs and expenses of every nature whatsoever related to the Acquired Business.

            4.3 Responsibility for Employees and Expenses.

                  (a) During the term of this Agreement, the Transferred Employees shall be employed by the Company but shall, to the extent allowed by law, be subject to the complete supervision, direction and control of the Buyer. The Buyer shall pay for all salaries, commissions, taxes, insurance, sick leave, vacation pay, workers compensation, unemployment compensation, liabilities pursuant to Federal Insurance Contributions Act and the Federal Unemployment Trust Act, and all other claims, costs, expenses and liabilities of any nature whatsoever related to the Transferred Employees (collectively, the "EMPLOYMENT EXPENSES") arising during the period commencing on the Management Assumption Date and ending on the date of termination of this Agreement (the "TERM") and the Buyer shall be directly responsible for all such expenses related to all other personnel involved in the Acquired Business. Employment Expenses shall include, without limitation, all severance and salary continuation obligations of Transferred Employees whose employment is terminated, or who voluntarily resign, during the term of this Agreement, other than Transferred Employees who are terminated by the Company pursuant to Section 4.3(d) below. During the term of this Agreement, the Company shall not, in any manner, seek to, or cause an, increase in the Employment Expenses without the Buyer's prior written consent.

                  (b) The Buyer's reimbursement of the Company's Employment Expenses shall be paid by the Buyer either through payment to the Company prior to the Company making payment of such Employment Expenses or directly as follows:

                         (i) the Buyer shall, from time to time, pay directly to
Automatic Data Processing, Inc. ("ADP") all Employment Expenses customarily invoiced by ADP to the Company, with each such payment to be received by ADP not less than 24 hours prior to the deadline imposed by ADP with respect to such payment (each payment being referred to herein as an "ADP PAYMENT"); and

                         (ii) all other Employment Expenses shall be paid
directly by the Buyer to the party to whom payment is due.

      The Buyer's obligations set forth in clause (i) above (collectively, the "PAYMENT OBLIGATIONS") shall be secured by a security interest in the Buyer's accounts receivable, as more particularly described in the Security Agreement (Management Agreement) dated as of the date hereof between the Buyer and the Company, which shall be in substantially the form attached hereto as Exhibit A.

      In the event that the Buyer defaults in any of its payment obligations set forth in clause (i) above, then immediately upon such default the Company may enforce its rights (including foreclosure of collateral, which shall include the ability to collect the Buyer's accounts receivable) pursuant to the Security Agreement (Management Agreement).

                  (c) During the term of this Agreement, the Company shall, at the written request of the Buyer, terminate the employment of one or more Transferred Employees. In the event of such termination that is effected without cause or other than pursuant to Section 4.3(d) below, the Buyer shall be responsible for all salary continuation and severance obligations (pursuant to the Company's existing policy, a copy of which is set forth as Schedule 4.3(c) hereto) with respect to such Transferred Employees.

                  (d) In the event that one or more individuals identified on
Schedule 2.11 of the Asset Purchase Agreement refuse to sign the offer letter provided by the Buyer to such individuals with respect to proposed employment with the Buyer, then the Company shall, at the request of the Buyer, terminate the employment of such individual(s) and thereupon the Company shall be responsible for all salary continuation and severance obligations (pursuant to the Company's existing policy) with respect to such individual(s).

                  (e) In the event that the Buyer so requests, the Company shall hire, on terms specified by the Buyer, one or more employees identified by the Buyer as being necessary or appropriate for the operation of the Acquired Business during the term of this Agreement. For purposes of supervision, direction and control, as well as for purposes of payment of all claims, costs, expenses and liabilities of any nature whatsoever, such newly hired employees shall be treated as Transferred Employees pursuant to this Section 4.3 and all such claims, costs, expenses and liabilities of any nature whatsoever shall be included in the definition of "EMPLOYMENT EXPENSES."

            4.4 Reports, Taxes. With respect to the Acquired Business and the Acquired Assets, the Buyer will duly and timely file, if required or necessary, or if not so required or necessary, shall provide the Company, at the Buyer's expense, with any assistance that the Company may reasonably require with respect to, all reports or returns required to be filed with federal, state, local and foreign authorities and will promptly pay all federal, state, local and foreign taxes, assessments and governmental charges related to the Acquired Assets and that arise from or in connection with the operation of the Acquired Business during the term of this Agreement (unless contesting such in good faith and adequate provision has been made therefor).

            4.5 Insurance of Acquired Business. The Company shall maintain, in full force and effect during the term of this Agreement, insurance protecting the Acquired Business against such hazards and in such amounts as the parties may agree, naming the Buyer as an additional insured for such insurance. The Buyer shall pay to the Company the cost of such insurance upon receipt of an invoice therefor.

            4.6 Conduct of Business. The Buyer shall carry on the Acquired Business diligently and shall not make or institute any unusual methods of manufacture, purchase, sale, shipment or delivery, lease, management, accounting or operation. The Buyer shall conduct all marketing and sales activity in such manner as is customary in the industry, but shall not make payments to suppliers or other parties in connection with the Acquired Business at a less frequent rate than is customary for the Company. All property that is related to the Acquired Business shall be used, operated, repaired and maintained in a normal business manner consistent with the Company's customary practice.

            4.7 Absence of Material Changes. Without the prior written consent of the Company, which consent shall not be unreasonably withheld, the Buyer shall not, with respect to the Acquired Assets and the Acquired Business:

                  (a) mortgage, pledge, or subject to any lien, charge or any other encumbrance any of the Acquired Assets, except in the ordinary course of business;

                  (b) sell, assign, or transfer any of the Acquired Assets, except for inventory sold in the ordinary course of business;

                  (c) waive any rights of material value to the Acquired Assets, except in the ordinary course of business;

                  (d) alter the payment terms with respect to any Account Receivable, including, without limitation, issue any credit or rebate with respect to any Account Receivable; or

                  (e) extend credit to any customers that the Company has designated as "credit-hold" as of the Management Assumption Date, as set forth on Schedule 4.7(e) hereto; or

                  (f) commit or agree to do any of the foregoing, except in the ordinary course of business.

            4.8 Access to Management, Properties and Records. During the term of this Agreement, the Buyer and the Company shall afford the officers, attorneys, accountants and other authorized representatives of the other party reasonable access (subject to the terms of the Confidentiality Agreement between the Buyer and the Company) upon reasonable notice and during normal business hours to all management personnel, offices, properties, books and records of such other party, for the sole purpose of confirming such other party's satisfaction of its obligations hereunder. The Buyer shall furnish the Company with such financial and operating data and other information as to the business of the Buyer as the Company shall reasonably request. The Company shall furnish the Buyer with such financial and operating data and other information as to the business of the Company as the Buyer shall reasonably request.

            4.9 Payment of Suppliers and Vendors. During the term of this Agreement, the Company shall pay all of the suppliers and vendors that provided goods or services to the Acquired Business prior to the Management Assumption Date ("ACQUIRED BUSINESS VENDORS") for goods and services provided prior to the Management Assumption Date ("CARRYOVER OBLIGATIONS") in a manner consistent with the Company's payment practices with respect to its other suppliers and vendors. In the event that the Buyer determines to pay any Carryover Obligations that are more than 45 days overdue to an Acquired Business Vendor, the amount of such payment shall be adjusted at the Closing against the $700,000 purchase price then payable by the Buyer to the Company.

            4.10 Working Capital Funding. During the term of this Agreement:

                  (a) The Company agrees that the Buyer shall be entitled to the benefit of the Guaranteed Receivables and use of the proceeds of the Company derived from the collection of the Guaranteed Receivables to help fund the Buyer's working capital needs.

                  (b) Within two business days after the end of each week, the Company shall deliver and remit to the Buyer via check or wire transfer to an account designated in writing by the Buyer, those amounts collected from Guaranteed Receivables that have not been previously delivered and remitted to the Buyer hereunder; provided, however, that the Company may accumulate such proceeds prior to remittance if the amounts collected are less than $50,000. The Company shall also deliver to the Buyer with each weekly remittance of such collected Guaranteed Receivables a written report identifying the sales activity of the Acquired Business for the immediately preceding week and an updated listing of the Guaranteed Receivables, the collection thereof, and the cash position of the Acquired Business as of the end of such week.

                  (c) The Company's agreement to remit the proceeds of Guaranteed Receivables are subject to the continued accuracy of, and continued compliance with the Buyers representations, warranties and covenants herein. In the event of a breach of any of such representations, warranties or covenants, the Company shall have the right to terminate its obligations pursuant to
Section 4.10(a) above and shall be entitled to enforce its rights (including foreclosure of collateral, which shall include the ability to collect the Buyer's accounts receivable) pursuant to the Security Agreement (Management Agreement).

      5. No Obligations of the Company. Except with respect to the Company's employment of the Transferred Employees (but subject to the respective parties' obligations set forth in Section 4.3), and except with respect to the Company's termination of Transferred Employees, as set forth in Section 4.3(d) below, the Company shall have no obligations whatsoever with regard to the Acquired Business during the term of this Agreement. Any act or omission of the Buyer pursuant to the Buyer's obligations under this Agreement shall not be deemed to be an act or omission of the Company. The Buyer and the Company agree that the only conditions precedent to the Closing are the delivering of the Shareholder Approval and Opinion Release Instructions to the Escrow Agent. Notwithstanding the discovery or occurrence, prior to, on, or after the Management Assumption Date, of any matter whatsoever, including, without limitation, the breach of any representation or warranty herein or in any other agreement between the Buyer and the Company (regardless of the extent of materiality), or any claim, damage, defect, loss, liability, cost or expense relating to any matter whatsoever (regardless of the extent of materiality and whether or not latent), including without limitation, the Acquired Business, the Acquired Assets and the Transferred Employees, the sole recourse of each of the Buyer and the Company shall be the indemnification provisions set forth in Section 9 of the Asset Purchase Agreement (with respect to matters arising under the Asset Purchase Agreement and not directly related to the subject matter hereof) and the indemnification provisions set forth in Section 6 of this Agreement (with respect to matters arising under this Agreement). The Buyer and the Company agree that any remedy at law for any breach of this

Section 5 would be inadequate and that each party shall be entitled to injunctive relief in addition to any other remedy that it may have.

      6.    Indemnification.

            6.1 Losses Related to Acquired Business. The Buyer hereby indemnifies and holds harmless the Company from and against all claims, damages, losses, liabilities, costs and expenses, including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions (collectively, the "LOSSES"), arising during the Term in connection with the operation and management of the Acquired Business including, without limitation, all Losses that arise during the Term with respect to the Transferred Employees. The Company hereby indemnifies and holds harmless the Buyer from and against all Losses arising during the Term by reason of the Company's breach of its obligations hereunder.

            6.2 Claims for Indemnification. Whenever any claim shall arise for indemnification under this Section 6, the Company (the "INDEMNIFIED PARTY"), shall promptly notify the Buyer (the "INDEMNIFYING PARTY") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld or delayed, of the Indemnifying Party; provided, however, that if suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in
Section 6.3 of this Agreement, the Indemnified Party shall have the right to settle or compromise such claim upon giving notice to the Indemnifying Party as provided in Section 6.3.

            6.3 Defense of any Claim. In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a third party, the Indemnifying Party may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claims or legal proceedings and at the sole cost and expense of the Indemnifying Party shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 60 days after the date such claim is made or pursue such claim in a reasonably prudent manner:
(a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

            6.4 Payment of Indemnification Claims. All indemnification hereunder shall be effected by payment of cash or delivery of a cashier's check to the Indemnified Party in the amount of the indemnification liability.

            6.5 Recoverable and Cap. The provisions set forth in Section 9.7 of the Asset Purchase Agreement with respect to the Recoverable and the Cap shall apply to the Buyer's indemnity obligations hereunder.

      7. Dispute Resolution. In the event that any dispute should arise between the parties hereto with respect to any matter covered by this Agreement, the parties hereto shall resolve such dispute in accordance with the procedures set forth in Section 12 of the Asset Purchase Agreement.

      8.    General.

            8.1 Entire Agreement; Amendments; Attachments.

                  (a) This Agreement and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties.

                  (b) The Buyer, by the consent of its Board of Directors or officers authorized by such Board, on the one hand, and the Company by the consent of its Board of Directors or officers authorized by such Board, on the other hand, may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer and the Company.

            8.2 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

            8.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts. Each party hereto irrevocably consents to the exclusive personal jurisdiction of the state courts of The Commonwealth of Massachusetts and the federal courts of the United States resident in The Commonwealth of Massachusetts, and waives any objection which it might have based on improper venue or forum non conveniens to the conduct of proceedings in any such court, waives personal service on it, and consents that all such service of process may be made by mail in accordance with
Section 8.4 hereof.

            8.4 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered in accordance with the provisions of Section 14 of the Asset Purchase Agreement.

            8.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer may not assign its obligations hereunder without the prior written consent of the Company. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer from any obligation or liability under this Agreement.

            8.6 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

            8.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

            8.8 Power of Attorney. The Company hereby irrevocably constitutes and appoints the Buyer, its successor and assigns, its true and lawful attorney, with full power of substitution, in its name or otherwise, and on behalf of the Company, for its own use, to claim, demand, collect and receive at any time and from time to time any and all assets, properties, claims, accounts and other rights, tangible or intangible, to be managed by the Buyer hereunder, and to prosecute the same at law or in equity and, upon discharge thereof, to complete, execute and deliver any and all necessary instruments of satisfaction and release.





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


         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.


                                          ON TECHNOLOGY CORPORATION



                                          By: ___________________________



                                          MEETING MAKER, INC.



                                          By: ___________________________

                                 SCHEDULE 4.3(C)


Terminated employees will receive two weeks of severance pay plus an additional week for every year of service beginning with year two. In addition, any unused vacation pay will be paid, including the vacation accrued during the severance period. Health insurance and other benefits will continue for the terminated employee through the end of the month in which severance pay ceases.